Exhibit 10.95

ROCKET COMPANIES, INC.
2020 OMNIBUS INCENTIVE PLAN
NOTICE OF NON-EMPLOYEE Director RSU Grant

Participant: ###PARTICIPANT_NAME###

# of Shares Underlying RSUs: ###TOTAL_AWARDS###

Date of Grant: ###DATE_OF_GRANT###

Vesting Schedule:	The RSUs shall vest upon [the first to occur of (i)] the first anniversary of the Date of Grant [or (ii) the date of the first regularly scheduled annual meeting of stockholders of the Company following the Date of Grant].

By signing your name below, you accept the RSUs and acknowledge and agree that the RSUs are granted under and governed by the terms and conditions of the 2020 Omnibus Incentive Plan and the Award Agreement set forth on Annex I, both of which are hereby made a part of this document.

PARTICIPANT ROCKET COMPANIES, INC.
###PARTICIPANT_NAME### By:
Title:

ANNEX 1

ROCKET COMPANIES, INC.
2020 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT – NON-EMPLOYEE DIRECTOR AWARD AGREEMENT

Pursuant to the RSU Grant Notice (“Grant Notice”) and this Award Agreement, Rocket Companies, Inc. (together with its Subsidiaries, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”) has granted the Participant restricted stock units (the “RSUs”) under the Rocket Companies, Inc. 2020 Omnibus Incentive Plan (the “Plan”) with respect to the number of Shares indicated in the Grant Notice. Each RSU represents the right to receive one Share. The RSUs are granted to the Participant effective as of the Date of Grant. Capitalized terms not explicitly defined in this Award Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

1.    Vesting Schedule; Settlement.

(a)    Vesting Schedule. Subject to the provisions contained herein, the RSUs shall vest as provided in the Grant Notice.

(b)    Settlement. Subject to the provisions of this Award Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant (or the Participant’s beneficiary, in the event of the Participant’s death prior to settlement or Permitted Transferee, as applicable), as soon as reasonably practicable after the Vesting Date (or, if applicable, an earlier vesting date under Section 3(a) or Section 4), one Share for each RSU, provided that such delivery of Shares shall be made no later than the 30th day after the Vesting Date (or, if applicable, an earlier vesting date under Section 3(a) or Section 4). Upon such delivery, such Share shall be fully assignable, saleable and transferable by the Participant, provided that any such assignment, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws.

2.    Dividend Equivalents. Unless otherwise provided by the Committee, the Participant shall not be eligible to receive dividend equivalents with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs, at which time accrued dividend equivalents shall be paid.

3.    Termination of Service.

(a)    Subject to review by the Board, the Committee or another delegated Board committee, in the event of the Participant’s termination of service with the Company due to the Participant’s death or a termination by the Company due to Disability (as defined below) prior to the Vesting Date, the RSUs then held by the Participant shall, to the extent unvested, become immediately vested and settled in accordance with Section 1(b) above.

(b)    Other than as provided in Section 3(a) above (and other than as provided in Section 4(a) below), in the event that the Participant’s service with the Company is terminated for any reason, all unvested RSUs shall be canceled immediately and the Participant shall not be entitled to receive any payments with respect thereto.

For purposes of this Agreement, “Disability” shall mean cause for termination of the Participant’s service due to a determination that the Participant is (i)(A) disabled in accordance with a long-term disability insurance program maintained by the Company or (B) totally disabled by the U.S. Social Security Administration and (ii) disabled in accordance with the policies adopted by the Company's Human Resources Department (i.e., the “Pulse”) from time to time.

4.    Change in Control. In the event of a Change in Control, the RSUs then held by the Participant shall, to the extent unvested, become immediately vested and settled in accordance with Section 1(b) above if either (a) the Participant shall not continue as a member of the Board of Directors of the Company, acquirer or surviving company as applicable following the Change in Control or (b) if the RSUs are not continued or assumed in connection with the Change in Control.

5.    Rights as a Stockholder. The Participant shall have no voting rights with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.

6.    Taxes. The Participant shall be solely responsible for any applicable taxes and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or settlement of any RSU granted hereunder.

7.    Clawback. To the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Award Agreement). The Participant hereby acknowledges and agrees that the RSUs shall be subject to any clawback policies approved by the Committee from time to time, the Committee retains the right at all times to decrease or terminate all awards and payments under the Plan, and any and all amounts payable under the Plan, or paid under the Plan, shall be subject to clawback, forfeiture, and reduction to the extent determined necessary to comply with applicable law and/or policies of the Company.

8.    Trade Secrets and Confidential Information.

(a)    “Confidential Information” means all non-public or proprietary data or information (other than Trade Secrets) concerning the business and operations of the Company or any of its Affiliates, including, but not limited to, any non-public information (regardless of whether in writing or retained as personal knowledge) pertaining to research and development; product costs, designs and processes; equityholder information; pricing, cost, or profit factors; quality programs; annual budget and long-range business plans; marketing plans and methods; contracts and bids; business ideas and methods, inventions, innovations, developments, graphic designs, website designs, patterns, specifications, procedures, databases and personnel. “Trade Secret” means trade secret as defined by applicable state law. In the absence of such a definition, Trade Secret means information including, but not limited to, any technical or nontechnical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(b)    The Participant acknowledges that in the course of the Participant’s prior services to affiliates of the Company and the Participant’s future services to the Company, the Participant has received or shall receive and has had or shall have access to Confidential Information and Trade Secrets of the Company or any of its Affiliates, and that unauthorized or improper use or disclosure by the Participant of such Confidential Information or Trade Secrets shall cause serious and irreparable harm to the Company or any of its Affiliates. Accordingly, the Participant is willing to enter into the covenants contained herein in order to provide the Company and its Affiliates with what the Participant considers to be reasonable protection for its interests.

(c)    The Participant hereby agrees to (i) hold in confidence all Confidential Information of the Company or any of its Affiliates that come into the Participant’s knowledge during the Participant’s service with the Company and (ii) not disclose, publish or make use of such Confidential Information, other than in the good-faith performance of the Participant’s duties, without the prior written consent of the Company for as long as the information remains Confidential Information.

(d)    The Participant hereby agrees to hold in confidence all Trade Secrets of the Company or any of its Affiliates that come into the Participant’s knowledge during the Participant’s service with the Company and not to disclose, publish, or make use of at any time after the date hereof such Trade Secrets without the prior written consent of the Company for as long as the information remains a Trade Secret.

(e)    Notwithstanding the foregoing, the provisions of this Section 8 shall not apply to (i) Confidential Information or Trade Secrets that otherwise becomes generally known in the industry or to the public through no act of the Participant or any person or entity acting by or on the Participant’s behalf or information which the Participant can demonstrate to have had rightfully in the Participant’s possession prior to the Participant’s commencement of services with the Company or (ii) information required to be disclosed by judicial or governmental proceedings; provided that, in the event the Participant is ordered by a court or other government agency to disclose any Confidential Information, the Participant shall (1) promptly notify the Company of such order, (2) diligently contest such order at the sole expense of the Company as expenses occur, and (3) seek to obtain at the sole expense of the Company such confidential treatment as may be available under applicable laws for any information disclosed under such order.

(f)    Notwithstanding anything to the contrary herein, none of the covenants set forth herein shall prohibit the Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the ’34 Act or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or require modification or prior approval by the Company or any other Rocket Company of any such reporting.

(g)    Notwithstanding anything to the contrary contained herein, pursuant to the Defend Trade Secrets Act of 2016, the Participant shall not be held criminally or civilly liable under any federal or state Trade Secret law for the disclosure of a Trade Secret that: (i) is made (A) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. the Participant also understands that if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Trade Secret to the Participant’s attorney and use the Trade Secret information in the court proceeding, if the Participant (i) files any document containing the Trade Secret under seal, and (ii) does not disclose the Trade Secret, except pursuant to court order.

9.    Miscellaneous.

(a)    Compliance with Legal Requirements. The granting of the RSU, and any other obligations of the Company under this Award Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Award Agreement.

(b)    Transferability. The RSUs shall be subject to Section 15(b) of the Plan.

(c)    Waiver. No amendment or modification of any provision of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)    Section 409A. This Award Agreement is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of this Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and this Award Agreement shall be operated accordingly. If any provision of this Award Agreement or any term or condition of the RSUs would otherwise conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in this Award Agreement, if the Committee considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount hereunder is “deferred compensation” subject to Section 409A of the Code any distribution that otherwise would be made to such Participant with respect to RSUs as a result of such separation from service shall not be made until the date that is six months after such separation from service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participants’ right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. Notwithstanding the foregoing, the tax treatment of the benefits provided under this Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

(e)    General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Award Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

(f)    Notices. All notices, requests and other communications under this Award Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to the e-mail address(es) set forth below.

if to the Company, to:

Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
Attention: General Counsel

if to the Participant, to the address, facsimile number or e-mail address that the Participant most recently provided to the Company, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.

(g)    Severability. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, and each other provision of this Award Agreement shall be severable and enforceable to the extent permitted by law.

(h)    Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(i)    Entire Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the RSU terms). The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the RSU. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Award Agreement, the Plan terms and provisions shall prevail. This Award Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

(j)    Governing Law. This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(k)    Dispute Resolution; Consent to Jurisdiction. The Participant and the Company agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Award Agreement (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Third Judicial Circuit, Wayne County, Michigan or the United States District Court for the Eastern District of Michigan, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(l)    International Participants. To the extent the Participant resides or works outside of the United States or is subject to non-U.S. legal restrictions or regulations, the Committee may amend the terms of this Award Agreement in order to conform the terms hereunder or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this Section 9(l), the Committee is specifically authorized to adopt rules and procedures with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of settlement of the RSUs granted hereunder, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules or procedures applicable to particular Subsidiaries, Affiliates or locations.

(m)    Electronic Signature and Delivery. This Award Agreement may be accepted by return signature or by electronic confirmation. By accepting this Award Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information shall be delivered in hard copy to the Participant).

(n)    Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.